UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2012

Commission file number 001-32511
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IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 12, 2012, IHS Inc. ("IHS") issued a media release announcing the planned acquisition of GlobalSpec, Inc. Consummation of the acquisition is conditioned on antitrust clearance pursuant to the Hart-Scott-Rodino Act and certain other customary closing conditions. The announcement, furnished with this Form 8-K as an exhibit, was posted on the company’s website (www.ihs.com) and distributed to the media through a newswire release. In addition, IHS posted to its website supplemental information regarding the potential strategic, commercial, and financial benefits of the planned acquisition. The media release and supplemental materials are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

The media release and supplemental material incorporated by reference in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements are subject to various risks and uncertainties that could cause actual results and developments to differ materially from such statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. A number of factors could cause the company's actual results, performance, achievements, or industry results to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Due to these uncertainties and risks, readers of this Current Report on Form 8-K and the referenced exhibits are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report. IHS disclaims any duty to update guidance or any other forward-looking statement to reflect subsequent events, actual results, or changes in the company's expectations.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Media Release dated June 12, 2012.
99.2 Supplemental Materials dated June 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: June 12, 2012	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary